Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	March 28, 2012

H.B. Fuller Reports First Quarter 2012 Results

Net Revenue Up Over 10 Percent; Reported Diluted EPS $0.30;

Adjusted Diluted EPS $0.441, Up 52 Percent Year-Over-Year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter that ended March 3, 2012.

First Quarter 2012 Highlights Included:

•	Organic revenue increased 11 percent year-over-year;

•	Gross profit margin improved 190 basis points versus last year and 160 basis points sequentially;

•	Regional operating income grew by 45 percent versus last year;

•	Adjusted diluted earnings per share[1] grew 52 percent;

•	Signed agreement to acquire the industrial adhesives business of Forbo Group.

Acquisition of Forbo Adhesives Business and Special Charges

The Company’s acquisition of the Forbo Group’s industrial adhesives business was completed on March 5, 2012. In 2011, the acquired business generated net revenue of approximately $580 million, pre-tax operating income of approximately $25 million, and EBITDA of approximately $35 million. The acquisition was completed after the close of the Company’s first quarter of the 2012 fiscal year and, therefore, will be reported in the Company’s financial statements beginning with the second quarter of 2012.

Beginning in the fourth quarter of fiscal year 2011, the Company’s income statement includes a line titled “Special Charges, net”. This line captures certain non-recurring costs, net of any gains, associated directly with the acquisition and integration of the industrial adhesives business from the Forbo Group and the Company’s ongoing Europe, India, Middle East, and Africa (EIMEA) business transformation initiative. Going forward, the EIMEA business transformation project and the Forbo acquisition integration project will become one project and will be referred to as the Business Integration. The charges in this line include:

(1)	Various costs associated with the completion of the acquisition including fees paid to advisors, financing commitments and hedging costs;

(2)	Severance and other related costs associated with workforce reductions and relocations;

(3)	Facility exit costs including accelerated depreciation on assets to be idled in the future, and;

(4)	Other costs directly associated with the multi-year integration project.

Certain gains also could be reported in this line such as any gain on the sale of surplus real estate assets, among other items.

During the first quarter of 2012, Special Charges totaled $6.5 million. Since the inception of the Business Integration, the total Special Charges were $14.0 million. More details regarding this quarter’s special charges, including the tax impact, can be found in the reconciliation tables below.

First Quarter 2012 Results:

Net income for the first quarter of 2012 was $15.3 million, or $0.30 per diluted share, versus $14.4 million, or $0.29 per diluted share, in last year’s first quarter. After adjusting for the Special Charges, adjusted diluted earnings per share in the first quarter of 2012 was $0.441, up 52 percent from the prior year.

Net revenue for the first quarter of 2012 was $375.3 million, up 10.5 percent versus the first quarter of 2011. Higher average selling prices and higher volume positively impacted net revenue growth by 8.7 and 2.3 percentage points, respectively. Foreign currency translation reduced net revenue growth by 0.5 percentage points. Organic revenue grew by 11.0 percent year-over-year. On a sequential basis, net revenue decreased approximately 14 percent. When adjusting for the impact of the extra week during the fourth quarter of 2011, net revenue fell approximately 7 percent, in line with typical seasonal patterns.

Gross profit margin was up approximately 190 basis points versus the first quarter of 2011, primarily due to the cumulative effect of pricing actions over the past year. Gross profit margin improved by 160 basis points versus the previous quarter primarily due to the benefit of pricing actions and slightly lower raw material costs. Relative to the prior year, Selling, General and Administrative expense was higher by 10 percent, but down 10 basis points as a percentage of net revenue.

Balance Sheet and Cash Flow:

At the end of the first quarter of 2012, the Company had cash totaling $150 million and total debt of $228 million. This compares to fourth quarter levels of $156 million and $232 million, respectively. Sequentially, net debt was essentially unchanged. Cash flow from operations was $3.0 million in the first quarter, slightly better than last year, driven by higher net income.

Fiscal 2012 Outlook:

”We are off to another solid start to our fiscal year,” said Jim Owens, H. B. Fuller president and chief executive officer. “Our teams around the world are winning with customers as we posted our ninth consecutive quarter of organic revenue growth, which included the best volume performance since the third quarter of 2010. The improvement in gross margin once again demonstrates the value we are delivering to our customers and the discipline and execution capability of the organization. Our core business is running well as we begin the process of integrating the Forbo industrial adhesives business.

“Our operating results in the first quarter exceeded our internal plans. This higher level of operating performance should offset the negative impact of the current foreign exchange translation rates relative to the rates assumed in our 2012 operating plan. So, we remain on track to deliver diluted EPS of $2.05 to $2.15 on our base business in the 2012 fiscal year.

“Our work to integrate the Forbo acquisition is moving quickly. At the end of the second quarter we plan to provide more complete guidance regarding the impact of the acquisition on 2012 results. We believe our initial synergy estimate of $50 million of annualized pre-tax savings within two years is still valid and we expect the acquired business will generate between $0.05 and $0.15 per diluted share of incremental net income in the 2012 fiscal year, excluding Special Charges.”

The following highlights the Company’s expectations for several key metrics in its 2012 financial outlook. The term “base business” refers to the H. B. Fuller business prior to the acquisition of the Forbo Industrial adhesives business.

•	Net revenue from the base business 6 percent to 9 percent higher in 2012 relative to the adjusted results in 2011, which included an extra week;

•	Earnings per diluted share on the base business of between $2.05 and $2.15;

•	Incremental earnings per diluted share from the acquired Forbo business increased to between $0.05 and $0.15 (excluding Special Charges);

•	Foreign exchange translation rates at or near current levels;

•	Capital expenditures for the base business of approximately $40 million;

•	The Company’s effective tax rate on the base business, excluding discrete items, is expected to be 31 percent.

Conference Call:

The Company will host an investor conference call to discuss first quarter 2012 results on Thursday, March 29, 2012, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding regional operating income, regional operating margin, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and strength to help its customers find precisely the right formulation for the right performance. With fiscal 2011 net revenue of $1.6 billion, H.B. Fuller serves customers in packaging, hygiene, paper converting, general assembly, woodworking, construction, and consumer businesses. For more information, visit HBFuller.com, HBFullerStrength.com, read our blog or follow GlueTalk on Twitter.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company's ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company's SEC 10-K filing for the fiscal year ended December 3, 2011. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended March 3, 2012	Percent of Net Revenue	13 Weeks Ended February 26, 2011	Percent of Net Revenue
Net revenue	$375,262	100.0%	$339,548	100.0%
Cost of sales	(261,156)	(69.6%)	(242,644)	(71.5%)

Gross profit	114,106	30.4%	96,904	28.5%

Selling, general and administrative expenses	(83,331)	(22.2%)	(75,653)	(22.3%)
Special charges, net	(6,482)	(1.7%)	—	0.0%
Asset impairment charges	—	0.0%	(332)	(0.1%)
Other income (expense), net	143	0.0%	294	0.1%
Interest expense	(2,618)	(0.7%)	(2,581)	(0.8%)

Income before income taxes and income from equity method investments	21,818	5.8%	18,632	5.5%

Income taxes	(8,683)	(2.3%)	(6,285)	(1.9%)

Income from equity method investments	2,195	0.6%	1,860	0.5%

Net income including non-controlling interests	15,330	4.1%	14,207	4.2%

Net (income) loss attributable to non-controlling interests	(25)	(0.0%)	144	0.0%

Net income attributable to H.B. Fuller	$15,305	4.1%	$14,351	4.2%

Basic income per common share attributable to H.B. Fuller	$0.31		$0.29

Diluted income per common share attributable to H.B. Fuller	$0.30		$0.29

Weighted-average common shares outstanding:
Basic	49,365		49,006
Diluted	50,253		49,877

Dividends declared per common share	$0.0750		$0.0700

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	March 3, 2012	December 3, 2011	February 26, 2011
Cash & cash equivalents	$149,877	$156,149	$121,938
Trade accounts receivable, net	244,641	244,275	226,835
Inventories	163,466	135,993	143,836
Trade payables	136,137	116,354	122,871
Total assets	1,255,657	1,227,709	1,173,721
Total debt	227,603	232,296	239,169

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended March 3, 2012	13 Weeks Ended February 26, 2011
Net Revenue:
North America	$150,516	$134,926
EIMEA	110,683	100,806
Latin America	65,445	59,896
Asia Pacific	48,618	43,920

Total H.B. Fuller	$375,262	$339,548

Regional Operating Income:[2]
North America	$18,709	$14,881
EIMEA	7,014	1,946
Latin America	4,105	3,358
Asia Pacific	947	1,066

Total H.B. Fuller	$30,775	$21,251

Depreciation Expense:
North America	$3,082	$3,354
EIMEA	2,086	2,264
Latin America	1,012	1,048
Asia Pacific	1,040	914

Total H.B. Fuller	$7,220	$7,580

Amortization Expense:
North America	$2,012	$1,987
EIMEA	273	224
Latin America	7	7
Asia Pacific	268	268

Total H.B. Fuller	$2,560	$2,486

EBITDA:[3]
North America	$23,803	$20,222
EIMEA	9,373	4,434
Latin America	5,124	4,413
Asia Pacific	2,255	2,248

Total H.B. Fuller	$40,555	$31,317

Regional Operating Margin:[4]
North America	12.4%	11.0%
EIMEA	6.3%	1.9%
Latin America	6.3%	5.6%
Asia Pacific	1.9%	2.4%

Total H.B. Fuller	8.2%	6.3%

EBITDA Margin:[3]
North America	15.8%	15.0%
EIMEA	8.5%	4.4%
Latin America	7.8%	7.4%
Asia Pacific	4.6%	5.1%

Total H.B. Fuller	10.8%	9.2%

Net Revenue Growth:
North America	11.5%
EIMEA	9.8%
Latin America	9.3%
Asia Pacific	10.7%

Total H.B. Fuller	10.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

	13 Weeks Ended March 03, 2012
	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	10.7%	8.0%	9.4%	3.8%	8.7%
Volume	0.8%	4.8%	(0.1%)	3.9%	2.3%

Organic Growth	11.5%	12.8%	9.3%	7.7%	11.0%
F/X	(0.1%)	(3.0%)	0.0%	3.0%	(0.5%)
Acquisition	0.1%	0.0%	0.0%	0.0%	0.0%

	11.5%	9.8%	9.3%	10.7%	10.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended March 3, 2012	13 Weeks Ended February 26, 2011
Net income including non-controlling interests	$15,330	$14,207

Income from equity method investments	(2,195)	(1,860)
Income taxes	8,683	6,285
Interest expense	2,618	2,581
Other income (expense), net	(143)	(294)
Asset impairment charges	—	332
Special charges, net	6,482	—

Regional Operating Income	30,775	21,251

Depreciation expense	7,220	7,580
Amortization expense	2,560	2,486

EBITDA[3]	$40,555	$31,317

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended March 3, 2012	13 Weeks Ended February 26, 2011
Net revenue	$375,262	$339,548
Cost of sales	(261,156)	(242,644)

Gross profit	114,106	96,904

Selling, general and administrative expenses	(83,331)	(75,653)

Regional Operating Income[2]	30,775	21,251
Depreciation expense	7,220	7,580
Amortization expense	2,560	2,486

EBITDA[3]	$40,555	$31,317

EBITDA Margin[3]	10.8%	9.2%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			13 Weeks Ended March 3, 2012	Adjustments	Adjusted 13 Weeks Ended March 3, 2012
Net revenue			$375,262	$—	$375,262
Cost of sales			(261,156)	—	(261,156)

Gross profit			114,106	—	114,106

Selling, general and administrative expenses			(83,331)	—	(83,331)

Acquisition and transformation related costs:
Professional services	(8,427)
Financing availability costs	(4,300)
Foreign currency option contract	(841)
Foreign currency forward contract	11,625

Net acquisition and transformation related costs		(1,943)

Workforce reduction costs		(3,955)
Facility exit costs		(343)
Other related costs		(241)

Special charges, net			(6,482)	(6,482)	—

Other income (expense), net			143	—	143
Interest expense			(2,618)	—	(2,618)

Income before income taxes and income from equity method investments			21,818	(6,482)	28,300

Income taxes			(8,683)	(371)	(8,312)

Income from equity method investments			2,195	—	2,195

Net income including non-controlling interests			15,330	(6,853)	22,183

Net (income) loss attributable to non-controlling interests			(25)	—	(25)

Net income attributable to H.B. Fuller			$15,305	$(6,853)	$22,158

Basic income per common share attributable to H.B. Fuller			$0.31	$(0.14)	$0.45

Diluted income per common share attributable to H.B. Fuller			$0.30	$(0.14)	$0.44

Weighted-average common shares outstanding:
Basic			49,365	49,365	49,365
Diluted			50,253	50,253	50,253

Special Charges Tax Impacts	Net Charges	Tax (Expense)/Benefit
U.S. Effective Rate of 38.4%	2,551	(980)
Non-US Blended Rate of 9.5%	(6,384)	609
Not subject to tax	(2,649)

Total	(6,482)	(371)

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure. First quarter 2012 excludes special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project. Special charges, net amounted to $6.5 million on a pre-tax basis ($0.14 per diluted share). A full reconciliation is provided in the tables above.

[2]

Regional operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the regional operating income calculation. In Q1 2012, special charges, net totaled $6.5 million.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a regional basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[4]	Regional operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.